As filed with the Securities and Exchange Commission on May 8, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

L-3 COMMUNICATIONS CORPORATION*

(Exact name of registrant as specified in its charter)

Delaware	13-3937436
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

600 Third Avenue

New York, NY 10016

(212) 697-1111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven M. Post, Esq.

Senior Vice President, General Counsel and Corporate Secretary

L-3 Communications Corporation

600 Third Avenue

New York, NY 10016

(212) 697-1111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Avrohom J. Kess, Esq.

Marisa D. Stavenas, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

Approximate date of commencement of proposed sale to the public: From time to time after the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Note	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Senior Unsecured Notes	(1)	(1)	(1)	(2)
Guarantees of Senior Unsecured Notes	(1)	(1)	(1)	(3)

(1)	Omitted pursuant to General Instruction II.E. of Form S-3. An indeterminate amount of senior unsecured notes and guarantees of senior unsecured notes are being registered as may from time to time be issued at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis.
(3)	No separate consideration will be received for the guarantees of the senior unsecured notes being registered. No registration fee for the guarantees will be due pursuant to Rule 457(n).

*	See table of additional registrants on the next page

TABLE OF ADDITIONAL REGISTRANTS*

Exact Name of Registrant as Specified in Its Charter**	Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Broadcast Sports Inc.	Delaware	52-1977327
Electrodynamics, Inc.	Arizona	36-3140903
Funa International, Inc.	Florida	98-0509692
Interstate Electronics Corporation	California	95-1912832
L-3 Communications AIS GP Corporation	Delaware	13-4137187
L-3 Communications Avionics Systems, Inc.	Delaware	38-1865601
L-3 Communications Cincinnati Electronics Corporation	Ohio	31-0826926
L-3 Communications Dynamic Positioning and Control Systems, Inc.	California	33-0386810
L-3 Communications Electron Technologies, Inc.	Delaware	91-2046609
L-3 Communications EO/IR, Inc.	Florida	59-3316817
L-3 Communications ESSCO, Inc.	Delaware	04-2281486
L-3 Communications Flight Capital LLC	Delaware	75-3089735
L-3 Communications Flight International Aviation LLC	Delaware	02-0654591
L-3 Communications Foreign Holdings, Inc.	Delaware	20-5871893
L-3 Communications Germany Holdings, LLC	Delaware	27-2047124
L-3 Communications Integrated Systems L.P.	Delaware	03-0391841
L-3 Communications Investments Inc.	Delaware	51-0260723
L-3 Communications Klein Associates, Inc.	Delaware	02-0277515
L-3 Communications MariPro, Inc.	California	33-0947774
L-3 Communications Mobile-Vision, Inc.	New Jersey	22-2893537
L-3 Communications Security and Detection Systems, Inc.	Delaware	04-3054475
L-3 Communications Sonoma EO, Inc.	California	68-0439616
L-3 Communications Vector International Aviation LLC	Delaware	42-1569647
L-3 Communications Vertex Aerospace LLC	Delaware	64-0941176
L-3 Communications Westwood Corporation	Nevada	87-0430944
L-3 Applied Technologies, Inc.	Delaware	45-3795120
L-3 Chesapeake Sciences Corporation	Maryland	52-1737390
L-3 Domestic Holdings, Inc.	Delaware	45-3795216
L-3 Fuzing and Ordnance Systems, Inc.	Delaware	31-0740721
L-3 G.A. International, Inc.	Florida	65-0501176
L-3 National Security Solutions, Inc.	Delaware	45-3790950
L-3 Tactical Systems, Inc.	Delaware	45-3846917
L-3 Unidyne, Inc.	Delaware	45-3795033
L-3 Unmanned Systems, Inc.	Texas	75-2715474
Pac Ord Inc.	Delaware	23-2523436
Power Paragon, Inc.	Delaware	33-0638510
SPD Electrical Systems, Inc.	Delaware	23-2457758
SPD Switchgear, Inc.	Delaware	23-2510039
Titan Facilities, Inc.	Virginia	54-0918681

**	The address and telephone number of each registrant’s principal executive office is 600 Third Avenue, New York, New York 10016, (212) 697-1111.

PROSPECTUS

L-3 Communications Corporation

Senior Unsecured Notes

Subsidiary Guarantors

Guarantees of Senior Unsecured Notes

From time to time, we may offer the senior unsecured notes and the related guarantees described in this prospectus.

This prospectus provides a general description of the senior unsecured notes and the related guarantees of the senior unsecured notes. We will provide the specific terms of the securities in one or more supplements to this prospectus. This prospectus may not be used to offer and sell the securities unless accompanied by a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and in any accompanying prospectus supplement, carefully before you invest.

Investing in these securities involves risks. See the information included and incorporated by reference in this prospectus and the accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities, including the information under “Risk Factors” in the applicable prospectus supplement and in our most recent annual report on Form 10-K (as it may be updated in our subsequently filed quarterly reports on Form 10-Q) filed with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or the accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 8, 2013.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or in any related free writing prospectus. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should only assume that the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement or any related free writing prospectus is accurate as of the respective date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using an automatic shelf registration statement, we may, at any time and from time to time, sell senior unsecured notes, including the related guarantees, under this prospectus in one or more offerings in an unlimited amount. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete and the applicable prospectus supplement may add, update or change the information contained in this prospectus. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

To understand the terms of our securities, you should carefully read this document and the applicable prospectus supplement. Together, they provide the specific terms of the securities we are offering. You should also read the documents we have referred you to under “Where You Can Find More Information” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC’s website or at the SEC as described under “Where You Can Find More Information.”

As used in this prospectus, (1) “L-3 Holdings” refers to L-3 Communications Holdings, Inc., the direct parent company of L-3 Communications Corporation, but not to any of its subsidiaries, (2) “L-3 Communications” refers to L-3 Communications Corporation, a wholly-owned operating subsidiary of L-3 Holdings and the issuer of the senior unsecured notes, but not to any of its subsidiaries, and (3) “Guarantors” refers to our subsidiaries that guarantee the obligations of L-3 Communications under the senior unsecured notes. The obligations of the Guarantors are referred to herein as the “guarantees.” Except where the context provides otherwise, “L-3,” the “Company,” “we,” “us” and “our” refer to L-3 Communications and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), L-3 Holdings and L-3 Communications file annual, quarterly and current reports, proxy statements (in the case of L-3 Holdings) and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov or at our website at www.L-3com.com (as noted below, the information contained in, or that can be accessed through, our website is not a part of this prospectus or part of any prospectus supplement). You may also read and copy any document L-3 Holdings and L-3 Communications file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede any inconsistent information in this prospectus and in our other filings with the SEC.

We incorporate by reference the following documents that L-3 Holdings and L-3 Communications previously filed with the SEC (other than information in such documents that is deemed not to be filed), all of which are filed under SEC File Nos. 001-14141 or 333-46983:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2013; and

•	Current Reports on Form 8-K filed with the SEC on January 3, 2013 and May 2, 2013.

These documents contain important information about our business and our financial performance.

We also incorporate by reference any future filings L-3 Holdings and L-3 Communications make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of the filing of this registration statement and prior to the termination of the offering, all of which will be filed under SEC File Nos. 001-14141 or 333-46983. The future filings with the SEC made by L-3 Holdings and L-3 Communications will automatically update and supersede any inconsistent information in this prospectus.

You may obtain a free copy of these filings from us by writing to or telephoning us at the following address and telephone number:

L-3 Communications Corporation

600 Third Avenue

New York, NY 10016

Attention: Secretary

Telephone: (212) 697-1111

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

Some of the information included or incorporated by reference in this prospectus and the applicable prospectus supplement concerning our operations, cash flows, financial position, economic performance and financial condition, including in particular, the likelihood of our success in developing and expanding our business and the realization of sales from backlog, include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.

Statements that are predictive in nature, that depend upon or refer to events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of total sales growth, sales growth from business acquisitions, organic sales growth, consolidated operating margins, total segment operating margins, interest expense, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties, and therefore, it is possible that these statements may not be achieved. Such statements will also be influenced by factors which include, among other things:

•

our dependence on the defense industry and the business risks peculiar to that industry, including changing priorities or reductions in annual United States (U.S.) Department of Defense (DoD) budgets and the outcome of potential additional reductions due to the sequestration process;

•	backlog processing and program slips resulting from delayed funding of the DoD budget;

•

our reliance on contracts with a limited number of agencies of, or contractors to, the U.S. Government and the possibility of termination of government contracts by unilateral government action or for failure to perform;

•

the extensive legal and regulatory requirements surrounding our contracts with the U.S. or foreign governments and the results of any investigation of our contracts undertaken by the U.S. or foreign governments, including potential suspensions or debarments;

•	our ability to retain our existing business and related contracts (revenue arrangements);

•	our ability to successfully compete for and win new business and related contracts (revenue arrangements) and to win re-competitions of our existing contracts;

•	our ability to identify and acquire additional businesses in the future with terms, including the purchase price, that are attractive to L-3 and to integrate acquired business operations;

•	our ability to maintain and improve our consolidated operating margin and total segment operating margin in future periods;

•	our ability to obtain future government contracts (revenue arrangements) on a timely basis;

•	the availability of government funding and changes in customer requirements for our products and services;

•	our significant amount of debt and the restrictions contained in our debt agreements;

•

our ability to continue to retain and train our existing employees and to recruit and hire new qualified and skilled employees, as well as our ability to retain and hire employees with U.S. Government security clearances that are a prerequisite to compete for and to perform work on classified contracts for the U.S. Government;

•	actual future interest rates, volatility and other assumptions used in the determination of pension benefits and equity-based compensation, as well as the market performance of benefit plan assets;

•	our collective bargaining agreements, our ability to successfully negotiate contracts with labor unions and our ability to favorably resolve labor disputes should they arise;

•	the business, economic and political conditions in the markets in which we operate, including those for the commercial aviation, shipbuilding and communications markets;

•	global economic uncertainty;

•	the DoD’s wide-ranging efficiency and better buying power initiatives;

•	events beyond our control such as acts of terrorism;

•	our ability to perform contracts (revenue arrangements) on schedule;

•	our international operations, including sales to foreign customers;

•	our extensive use of fixed-price type contracts as compared to cost-plus type and time-and-material type contracts;

•	the rapid change of technology and high level of competition in the defense industry and the commercial industries in which our businesses participate;

•	our introduction of new products into commercial markets or our investments in civil and commercial products or companies;

•	the outcome of litigation matters, particularly in connection with jury trials;

•

results of audits by U.S. Government agencies, including the Defense Contract Audit Agency, of our sell prices, costs and performance on contracts (revenue arrangements), and our accounting and general business practices;

•	the impact on our business of improper conduct by our employees, agents, or business partners;

•	anticipated cost savings from business acquisitions not fully realized or realized within the expected time frame;

•	the outcome of matters relating to the Foreign Corrupt Practices Act and similar non-U.S. regulations;

•	ultimate resolution of contingent matters, claims and investigations relating to acquired businesses, and the impact on the final purchase price allocations;

•	significant increase in competitive pressure among companies in our industry; and

•

the fair values of our assets, including identifiable intangible assets and the estimated fair value of the goodwill balances for our reporting units, which can be impaired or reduced by other factors, some of which are discussed above.

In addition, for a discussion of these and other risks and uncertainties that could impair our results of operations or financial condition, see “Part I — Item 1A — Risk Factors” (as it may be updated in our subsequently filed quarterly reports on Form 10-Q) and Note 19 to our audited consolidated financial statements (as it may be updated in our subsequently filed quarterly reports on Form 10-Q), in each case included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and the risk factor section contained in the applicable prospectus supplement.

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Readers of this document are cautioned that our forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainties of estimates, forecasts and projections and may be better or worse than projected and such differences could be material. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

THE COMPANY

L-3 is a prime contractor in Intelligence, Surveillance and Reconnaissance (ISR) systems, Command, Control, Communications (C3) systems, platform and logistics solutions for aircrafts, maritime vessels and ground vehicles, and national security solutions. L-3 is also a leading provider of a broad range of electronic systems used on military and commercial platforms. Our customers include the DoD and its prime contractors, U.S. Government intelligence agencies, the U.S. Department of Homeland Security, U.S. Department of State, allied international governments, and domestic and international commercial customers.

L-3 Communications is incorporated in Delaware, and the address of its principal executive office is 600 Third Avenue, New York, New York 10016. L-3 Communications’ telephone number is (212) 697-1111, and its internet address is www.L-3com.com. However, our Web site and information posted on it or connected to it do not constitute a part of this prospectus or any prospectus supplement.

RISK FACTORS

Our business is subject to uncertainties and risks and an investment in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus and any accompanying prospectus supplement, including the risk factors included in the accompanying prospectus supplement and incorporated by reference, as well as any risk factors we may describe in any subsequent periodic reports or information L-3 Holdings and L-3 Communications file with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially and adversely affected by any of these risks. In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.

USE OF PROCEEDS

Unless we otherwise state in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes may include but are not limited to refinancing, repayment, redemption, repurchase or retirement of debt, additions to working capital, capital expenditures, investments in our subsidiaries and possible acquisitions.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges presented below should be read together with our consolidated financial statements and related notes, “Part II — Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and “Part I — Item 2 — Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2013, which are incorporated herein by reference. In calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes less net income from continuing operations attributable to noncontrolling interests plus fixed charges. Fixed charges consist of interest on indebtedness plus the amortization of bond discounts and deferred debt issuance costs and that portion of lease rental expense representative of the interest element.

	First Quarter Ended March 29, 2013		Year Ended December 31,
			2012		2011		2010		2009		2008
	(In millions, except ratio of earnings to fixed charges)
Earnings:
Income from continuing operations before income taxes	$273		$1,162		$1,160		$1,252		$1,131		$1,160
Less: Net income from continuing operations attributable to noncontrolling interests	1		6		9		9		9		11

Income from continuing operations before income taxes after noncontrolling interests	$272		$1,156		$1,151		$1,243		$1,122		$1,149
Add:
Interest expense	42		193		226		257		268		279
Amortization of debt expense	1		5		9		12		11		11
Interest component of rent expense	10		54		55		59		59		58

Earnings	$325		$1,408		$1,441		$1,571		$1,460		$1,497

Fixed charges:
Interest expense	$42		$193		$226		$257		$268		$279
Amortization of debt expense	1		5		9		12		11		11
Interest component of rent expense	10		54		55		59		59		58

Fixed charges	$53		$252		$290		$328		$338		$348

Ratio of earnings to fixed charges	6.1	x	5.6	x	5.0	x	4.8	x	4.3	x	4.3	x

DESCRIPTION OF SENIOR UNSECURED NOTES

The following is a summary of the general terms and conditions of the senior unsecured notes and the related subsidiary guarantees. When we offer to sell a particular series of senior unsecured notes, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of senior unsecured notes. For each series of senior unsecured notes, the applicable prospectus supplement for the series may change and supplement the summary below.

We will issue the senior unsecured notes in one or more series under an indenture among L-3 Communications, the subsidiary guarantors from time to time party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee. You should also read the indenture under which the senior unsecured notes are to be issued. We have filed the indenture governing the senior unsecured notes with the SEC as an exhibit to the registration statement of which this prospectus is a part.

All capitalized terms have the meanings specified in the indenture. In this section, the “Company,” “we,” “us” and “our” refer only to L-3 Communications Corporation, but not to any of its subsidiaries.

General Terms of the Indenture

The indenture does not limit the amount of senior unsecured notes that we may issue and permits us to issue senior unsecured notes in one or more series. All senior unsecured notes of one series need not be issued at the same time, and, unless otherwise provided, any series may be reopened, without the consent of the holders of the senior unsecured notes of that series, for issuances of additional senior unsecured notes of that series. Such additional senior unsecured notes of any series will have the same terms as, and rank equally and ratably with, the existing senior unsecured notes of such series in all respects (except for the issue date and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the date of the first payment of interest following the issue date of such additional notes) and will be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise, as the existing senior unsecured notes of such series, and will vote together as one class on all matters with respect to such series of senior unsecured notes. The indenture provides that we may issue senior unsecured notes up to the principal amount that we may authorize and that such senior unsecured notes may be in any currency or currency unit that we may designate. Except for the limitations on liens, sales and leaseback transactions, consolidation, merger and sale of all or substantially all of our assets contained in the indenture and a covenant relating to future guarantors, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any senior unsecured notes protection against changes in our operations, financial condition or transactions involving us.

We may issue the senior unsecured notes issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These senior unsecured notes, as well as other senior unsecured notes that are not issued at a discount, may be issued with “original issue discount,” or “OID,” for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the senior unsecured notes. Certain U.S. federal income tax considerations applicable to senior unsecured notes issued with OID will be described in more detail in the applicable prospectus supplement.

The applicable prospectus supplement for a series of senior unsecured notes that we issue will describe, among other things, the following terms of the offered senior unsecured notes:

•	The title of the series of senior unsecured notes;

•	The price or prices (expressed as a percentage of the principal amount) at which we will issue the senior unsecured notes;

•	Any limit on the aggregate principal amount of the series of senior unsecured notes;

•	The maturity date(s);

•

The rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any currency exchange rate, commodity, commodity index, stock exchange index or financial index) at which the senior unsecured notes will bear interest, if any, the date or dates from which interest will accrue or the method for determining the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

The manner in which the amounts of payment of principal of or interest, if any, on the series of senior unsecured notes will be determined (if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a currency exchange rate, commodity, commodity index, stock exchange index or financial index);

•	The place or places where principal of, premium, if any, and interest, if any, on the senior unsecured notes will be payable and the method of such payment, if by wire transfer, mail or other means;

•	Provisions related to redemption or early repayment of the senior unsecured notes at our option;

•

Our obligation, if any, to redeem or purchase any series of senior unsecured notes pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which such senior unsecured notes will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	The authorized denominations;

•

The form of the senior unsecured notes and whether the senior unsecured notes will be issued in bearer or fully registered form (and if in fully registered form, whether the senior unsecured notes will be issuable, in whole or in part, as global senior unsecured notes);

•	Any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the senior unsecured notes;

•	Any changes in the trustee for such senior unsecured notes;

•	The portion of principal amount of the senior unsecured notes payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	Any additions or deletions to or changes in the covenants applicable to the particular senior unsecured notes being issued;

•

Additions or deletions to or changes in the Events of Default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	The currency of denomination of the senior unsecured notes;

•	The designation of the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

•

If payments of principal of, premium, if any, or interest, if any, on the senior unsecured notes will be made in one or more currencies or currency units other than that or those in which the senior unsecured notes are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	The securities exchange(s) on which the senior unsecured notes will be listed, if any;

•	Whether any underwriter(s) will act as market maker(s) for the senior unsecured notes;

•	The extent to which a secondary market for the senior unsecured notes is expected to develop;

•	Additions or deletions to or changes in the provisions relating to covenant defeasance and legal defeasance;

•	Additions or deletions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•

Additions or deletions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of senior unsecured notes issued under the indenture; and

•	Any other terms of the senior unsecured notes, which may modify, supplement or delete any provision of the indenture as it applies to that series.

The applicable prospectus supplement may discuss certain U.S. federal income and estate tax considerations for holders of any senior unsecured notes, if any, and the securities exchange or quotation system on which any senior unsecured notes are to be listed or quoted, if any.

We expect most senior unsecured notes to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

Guarantees

Unless otherwise specified in the applicable prospectus supplement, the Company’s payment obligations under the senior unsecured notes will be jointly and severally guaranteed (the “Subsidiary Guarantees”) by all of the Company’s current and future Domestic Subsidiaries that guarantee other Indebtedness of the Company. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. The Subsidiary Guarantee of each Guarantor will be effectively subordinated to the extent of the value of the collateral securing the other guarantees or Indebtedness of such Guarantor, if such guarantees or Indebtedness are secured. Upon the release of all guarantees by a Guarantor under all then outstanding Indebtedness of the Company (other than the senior unsecured notes), the Subsidiary Guarantee of that Guarantor will automatically and unconditionally be released and discharged, without any further action required by such Guarantor or the trustee. If any former Guarantor thereafter guarantees any Indebtedness of the Company (other than the senior unsecured notes), then that former Guarantor (to the extent it is still a Domestic Subsidiary) will again guarantee the senior unsecured notes on the terms and conditions set forth in the indenture. In addition, the Subsidiary Guarantee of any Guarantor will be automatically and unconditionally released and discharged, without any further action required by such Guarantor or the trustee, if the senior unsecured notes are defeased or at any time such Guarantor is no longer a Domestic Subsidiary.

Merger, Consolidation or Sale of Assets

The indenture will provide that the Company may not, directly or indirectly, consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless:

(1) the Company is the surviving or continuing corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation, partnership, limited liability company, trust or other entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made (if other than the Company) assumes all the obligations of the Company under the senior unsecured notes and the indenture pursuant to agreements reasonably satisfactory to the trustee; and

(3) immediately after such transaction no Default or Event of Default exists.

In the case of any such consolidation, merger, sale, transfer or other conveyance in a transaction in which there is a successor Person, the successor Person will succeed to, and be substituted for, the Company under the indenture and, subject to the terms of the indenture, the Company will be released from the obligation to pay principal and interest on the senior unsecured notes and all obligations under the indenture.

The limitations described above will not apply to:

(a) a merger of the Company with an affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or

(b) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its subsidiaries.

Events of Default and Remedies

Unless otherwise specified in the applicable prospectus supplement, the term “Event of Default,” when used in the indenture with respect to any series of senior unsecured notes means any of the following:

(1) default for 30 days in the payment when due of interest on the senior unsecured notes of that series;

(2) default in payment when due of the principal of or premium, if any, on the senior unsecured notes of that series;

(3) failure to make sinking fund payments, if any, when due in respect of that series;

(4) failure by the Company to comply with the provisions described under the caption “— Merger, Consolidation or Sale of Assets”;

(5) failure by the Company to comply with any of its other agreements in the indenture (other than an agreement that has been included in the indenture solely for the benefit of a series of senior unsecured notes other than that series) for 90 days after written notice is received by the Company and the trustee from the holders of at least 25% in aggregate principal amount of senior unsecured notes of that series then outstanding;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default relates to a payment at final maturity or results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of all other Indebtedness that is not paid at final maturity or the maturity of which has been so accelerated, aggregates $100.0 million or more;

(7) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $100.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(8) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries;

(9) except as permitted by the indenture, any Subsidiary Guarantee of a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid; and

(10) any other Event of Default provided in the applicable officers’ certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of senior unsecured notes.

An Event of Default for a particular series of senior unsecured notes does not necessarily constitute an Event of Default for any other series of senior unsecured notes issued under the indenture.

If an Event of Default with respect to any series of senior unsecured notes occurs and is continuing (other than an Event of Default relating to certain events of bankruptcy or insolvency with respect to the Company), then either the trustee for such series or the holders of 25% in principal amount of the outstanding senior unsecured notes of such series, by notice in writing, may declare the principal amount (or, if the senior unsecured notes are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all of the senior unsecured notes of such series to be due and payable immediately. We refer you to the prospectus supplement relating to any series of senior unsecured notes that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The holders of a majority in principal amount of the senior unsecured notes of each affected series may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving such series.

If an Event of Default relating to certain events of bankruptcy or insolvency with respect to the Company occurs and is continuing, then the principal amount (or, if the senior unsecured notes are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all of the senior unsecured notes outstanding will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indenture imposes limitations on suits brought by holders of senior unsecured notes against us. Except for actions for payment of overdue principal or interest, no holder of senior unsecured notes of any series may institute any action against us under the indenture unless:

•	The holder has previously given to the trustee written notice of default and continuance of such default;

•	The holders of more than 50% in aggregate principal amount of the outstanding senior unsecured notes of that series have requested that the trustee institute the action;

•	The requesting holders have offered the trustee security or indemnity satisfactory to it for expenses and liabilities that may be incurred by bringing the action;

•	The trustee has not instituted the action within 60 days of the request and the offer of security or indemnity; and

•	The trustee has not received inconsistent direction by the holders of a majority in aggregate principal amount of that series of senior unsecured notes.

The Company is required to deliver to the trustee annually a statement regarding compliance with the indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the trustee a statement specifying such Default or Event of Default.

Certain Covenants

Limitation on Liens

Except as otherwise specified in the applicable prospectus supplement, the indenture will provide that the Company will not, and will not permit any of its Wholly Owned Domestic Subsidiaries to, create, incur, assume or permit to exist any Lien (except Permitted Liens) on (1) any Principal Property or (2) the capital stock of any Subsidiary, in each case to secure Indebtedness of the Company, any Subsidiary of the Company or any other Person, unless the senior unsecured notes are secured, equally and ratably with such other Indebtedness (or on a senior basis if the obligations so secured are subordinated Indebtedness), for so long as such other Indebtedness is so secured. Any Lien that is granted to secure the senior unsecured notes under this covenant shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the senior unsecured notes under this covenant.

“Permitted Liens” means, with respect to each series of senior unsecured notes:

(1) Liens securing Indebtedness of the Company or any of its Subsidiaries, which Indebtedness exists on the Issue Date;

(2) Liens securing Indebtedness of any Person that (a) is acquired by the Company or any of its Subsidiaries after the Issue Date, (b) is merged or amalgamated with or into the Company or any of its Subsidiaries after the Issue Date or (c) becomes consolidated in the financial statements of the Company or any of its Subsidiaries after the Issue Date in accordance with GAAP; provided, however, that in each case contemplated by this clause (2), such Indebtedness was not incurred in contemplation of such acquisition, merger, amalgamation or consolidation and is only secured by Liens on the capital stock and assets of, the Person (and Subsidiaries of the Person) acquired by, or merged or amalgamated with or into, or consolidated in the financial statements of, the Company or any of its Subsidiaries;

(3) Liens securing Indebtedness (including assumed Indebtedness) of the Company or any of its Subsidiaries incurred to finance (whether prior to or within 365 days after) the acquisition, construction or improvement of assets (whether through the direct purchase of assets or through the purchase of the capital stock of any Person owning such assets or through an acquisition of any such Person by merger); provided, however, that such Indebtedness is only secured by Liens on the capital stock and assets acquired, constructed or improved in connection with such financing (including the capital stock and assets of any Subsidiary of any such acquired Person);

(4) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in clauses (1)-(3) above or clause (10) below or Liens created in connection with any amendment, consent or waiver relating to such Indebtedness, so long as such Lien is limited to all or part of substantially the same property which secured the Lien extended, renewed or replaced, the amount of Indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal, refinancing or refunding) and the Indebtedness so secured does not exceed the fair market value (as determined by the Company’s board of directors) of the assets subject to such Liens at the time of such extension, renewal, refinancing or refunding, or such amendment, consent or waiver, as the case may be;

(5) Liens to secure intercompany Indebtedness of the Company or any of its Subsidiaries to the Company or any of its Subsidiaries;

(6) Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers compensation obligations, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit and reimbursement obligations with respect thereto issued to assure payment of such obligations);

(7) Liens created for the benefit of (or to secure) such series of senior unsecured notes (or the related Subsidiary Guarantees);

(8) Liens in favor of the trustee granted in accordance with the indenture;

(9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor; and

(10) other Liens, in addition to those permitted in clauses (1) through (9) above, securing Indebtedness having an aggregate principal amount (including all Indebtedness incurred pursuant to clause (4) above to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (10)), measured as of the date of the incurrence of any such Indebtedness (giving pro forma effect to the application of the proceeds therefrom and any transaction in connection with which such Indebtedness is being incurred), taken together with the amount of all Attributable Debt of the Company and its Subsidiaries at that time outstanding relating to Sale and Leaseback Transactions permitted under the covenant described below under the caption “— Limitation on Sale and Leaseback Transactions,” not to exceed the greater of (a) 15% of the Company’s Consolidated Net Tangible Assets measured as of the date of the incurrence of any such Indebtedness (giving pro forma effect to the application of the proceeds therefrom and any transaction in connection with which such Indebtedness is being incurred) or (b) $1.5 billion.

For purposes of clause (10) of this definition of Permitted Liens, (a) with respect to any revolving credit facility secured by a Lien, the full amount of Indebtedness that may be borrowed thereunder will be deemed to be incurred at the time any revolving credit commitment thereunder is first extended or increased and will not be deemed to be incurred when such revolving credit facility is drawn upon and (b) if a Lien of the Company or any of its Wholly Owned Domestic Subsidiaries is granted to secure Indebtedness that was previously unsecured, such Indebtedness will be deemed to be incurred as of the date such Indebtedness is secured.

Limitation on Sale and Leaseback Transactions

Except as otherwise specified in the applicable prospectus supplement, the Company will not, and will not permit any of its Subsidiaries to, enter into any arrangement with any other Person pursuant to which the Company or any of its Subsidiaries leases any property that has been or is to be sold or transferred by the Company or the Subsidiary to such other Person (a “Sale and Leaseback Transaction”), except that a Sale and Leaseback Transaction is permitted if the Company or such Subsidiary would be entitled to incur Indebtedness secured by a Lien on the property to be leased (without equally and ratably securing the senior unsecured notes) in an aggregate principal amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction.

In addition, the following Sale and Leaseback Transactions are not subject to the limitation above and the provisions described in “— Limitation on Liens” above:

(1) temporary leases for a term, including renewals at the option of the lessee, of not more than three years;

(2) leases between only the Company and a Subsidiary of the Company or only between Subsidiaries of the Company;

(3) leases where the proceeds from the sale of the subject property are at least equal to the fair market value (as determined in good faith by the Company) of the subject property and the Company applies an amount equal to the net proceeds of the sale to the retirement of long-term Indebtedness or to the purchase of other property or equipment used or useful in its business, within 270 days of the effective date of such sale; provided that in lieu of applying such amount to the retirement of long-term Indebtedness, the Company may deliver senior unsecured notes or other debt securities to the applicable trustee for cancellation, such senior unsecured notes or other debt securities to be credited at the cost thereof to the Company; and

(4) leases of property executed by the time of, or within 270 days after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation, of the subject property.

Future Subsidiary Guarantees

Unless otherwise specified in the applicable prospectus supplement, the Company’s payment obligations under the senior unsecured notes will be jointly and severally guaranteed by all of the Company’s existing and future Domestic Subsidiaries that guarantee any other Indebtedness of the Company. The indenture will provide that if the Company or any of its Subsidiaries acquires or creates a Domestic Subsidiary after the Issue Date, and such Domestic Subsidiary guarantees any other Indebtedness of the Company, then such Domestic Subsidiary will become a Guarantor and will execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within thirty (30) business days of the date on which it was acquired or created. The Subsidiary Guarantee of each Guarantor will rank pari passu in right of payment with all senior Indebtedness of such Guarantor, which would include the guarantees of amounts borrowed under the Company’s existing senior credit facility. The obligations of each Guarantor under its Subsidiary Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law.

Unless otherwise specified in the applicable prospectus supplement, the indenture will provide that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (except the Company or another Guarantor) unless:

(1) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the trustee, under the senior unsecured notes and the indenture; and

(2) immediately after giving effect to such transaction, no Default or Event of Default exists.

The indenture will provide that in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of stock of any Guarantor such that the Guarantor is no longer a Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be automatically and unconditionally released and relieved of any obligations under its Subsidiary Guarantee, without any actions required on the part of the Guarantor or trustee.

The foregoing notwithstanding, a Guarantor will be automatically and unconditionally released and discharged from all of its obligations under the indenture and its Subsidiary Guarantee upon defeasance or if such Guarantor is released from its guarantees of all other Indebtedness of the Company, without any actions required on the part of the Guarantor or trustee.

Transfer and Exchange

Unless otherwise stated in the applicable prospectus supplement, each senior unsecured note will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee, or a certificate issued in definitive registered form as set forth in the applicable prospectus supplement. Except as set forth under the subheading “— Global Senior Unsecured Notes and Book-Entry System” below, book-entry senior unsecured notes will not be issuable in certificated form.

Certificated Senior Unsecured Notes. You may transfer or exchange certificated senior unsecured notes at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated senior unsecured notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated senior unsecured notes and the right to receive the principal of, premium, if any, and interest, if any, on certificated senior unsecured notes only by surrendering the certificate representing those certificated senior unsecured notes and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Senior Unsecured Notes and Book-Entry System. Each global debt security representing book-entry senior unsecured notes will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

We anticipate that the depositary will follow the following procedures with respect to book-entry senior unsecured notes.

Ownership of beneficial interests in book-entry senior unsecured notes will be limited to persons that have accounts with the depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry senior unsecured notes represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry senior unsecured notes. Ownership of book-entry senior unsecured notes will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry senior unsecured notes.

So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry senior unsecured notes represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry senior unsecured notes will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry senior unsecured notes must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of senior unsecured notes, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents, declarations, waivers or directions required to be given by holders of the senior unsecured notes pursuant to the indenture.

We will make payments of principal of, premium, if any, and interest, if any, on book-entry senior unsecured notes to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the depositary, upon receipt of any payment of principal of, premium, if any, or interest, if any, on a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry senior unsecured notes held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry senior unsecured notes held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated senior unsecured notes in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry senior unsecured notes of any series represented by one or more global senior unsecured notes and, in that event, will issue certificated senior unsecured notes in exchange for the global senior unsecured notes of that series. Global senior unsecured notes will also be exchangeable by the holders for certificated senior unsecured notes if an Event of Default with respect to the book-entry senior unsecured notes represented by those global senior unsecured notes has occurred and is continuing. Any certificated senior unsecured notes issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry senior unsecured notes relating to such global debt security.

We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

Discharge, Defeasance and Covenant Defeasance

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of senior unsecured notes and as described in the applicable supplement, we may be discharged from any and all obligations in respect of the senior unsecured notes of any series (except for certain obligations to register the transfer or exchange of senior unsecured notes of such series, to replace stolen, lost or mutilated senior unsecured notes of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of cash, U.S. government obligations or foreign government obligations, or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay and discharge each installment of principal, premium, if any, and interest, if any, on and any mandatory sinking fund payments in respect of the senior unsecured notes of that series on the stated maturity or applicable redemption date of those payments in accordance with the terms of the indenture and those senior unsecured notes.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the senior unsecured notes of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of senior unsecured notes and as described in the applicable supplement, upon compliance with certain conditions:

•

We may omit to comply with the covenants described under the headings “— Guarantees,” “— Merger, Consolidation or Sale of Assets,” “Certain Covenants — Limitation on Liens,” “Certain Covenants — Limitation on Sale and Leaseback Transactions,” “Certain Covenants — Future Subsidiary Guarantees” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	Any omission to comply with those covenants will not constitute a default or an Event of Default with respect to the senior unsecured notes of that series.

The conditions include:

•

Depositing with the trustee cash, U.S. government obligations or foreign government obligations, or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay and discharge each installment of principal of, premium, if any, and interest, if any, on and any mandatory sinking fund payments in respect of the senior unsecured notes of that series on the stated maturity or applicable redemption date of those payments in accordance with the terms of the indenture and those senior unsecured notes; and

•

Delivering to the trustee an opinion of counsel to the effect that the holders of the senior unsecured notes of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of senior unsecured notes and the senior unsecured notes of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the senior unsecured notes of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the senior unsecured notes of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of any series of senior unsecured notes to:

•	Secure any series of senior unsecured notes and provide the terms and conditions for the release or substitution of the security;

•	Add additional guarantors;

•	Evidence the assumption by a successor Person of our obligations;

•	Add any additional Events of Default with respect to any series of senior unsecured notes;

•

Make any change that would provide any additional rights or benefits to the holders of any series of senior unsecured notes or that does not adversely affect the legal rights under the indenture of any such holder of any series of senior unsecured notes in any material respect;

•	Cure any ambiguity or correct any inconsistency or defect in the indenture;

•	Provide for uncertificated notes in addition to or in place of certificated notes;

•

Add to, change or eliminate any of the provisions of the indenture with respect to any series in a manner that will become effective only when there is no outstanding senior unsecured note of such series which is entitled to the benefit of the provision as to which the modification would apply;

•	Provide for the issuance of and establish the form and terms and conditions of senior unsecured notes of any series;

•	Eliminate any conflict between the terms of the indenture and the Trust Indenture Act of 1939;

•

Evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee; and

•

Conform any provision of the indenture, the securities of any series or any related guarantees or security documents to the description of such securities contained in the applicable prospectus, prospectus supplement or similar document with respect to the offering of the securities of such series to the extent that such description was intended to be a verbatim recitation of a provision in the indenture, such securities or any related guarantees or security documents.

The indenture also provides that we and the trustee may, with the consent of the holders of at least a majority in principal amount of senior unsecured notes of a series then outstanding and affected, add any provisions to, or change in any manner, eliminate any of the provisions of the indenture with respect to such series or modify in any manner the rights of the holders of the senior unsecured notes of such series. We and the trustee may not, however, without the consent of the holder of each outstanding senior unsecured note affected thereby (with respect to any senior unsecured notes held by such non-consenting holder):

•	Change the amount of senior unsecured notes of such series whose holders must consent to an amendment, supplement or waiver;

•	Reduce the rate of or extend the time for payment of interest (including default interest) on any senior unsecured note of such series;

•

Reduce the principal or change the fixed maturity of any senior unsecured note or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of senior unsecured notes;

•	Reduce the principal amount of discount securities payable upon acceleration of maturity of such series;

•

Waive a default in the payment of the principal of or interest, if any, on any senior unsecured note of such series (except a rescission of acceleration of the senior unsecured notes of any series by the holders of at least a majority in principal amount of the then outstanding senior unsecured notes of that series and a waiver of the payment default that resulted from such acceleration);

•	Make the principal of or interest, if any, on any senior unsecured note of such series payable in a currency other than that stated in the senior unsecured note;

•

Make any change to certain provisions of the indenture relating to, among other things, the right of holders of senior unsecured notes of such series to receive payment of the principal of, premium, if any, and interest, if any, on those senior unsecured notes of such series and to institute suit for the enforcement of any such payment and to waivers or amendments;

•

Waive a redemption payment with respect to any senior unsecured note of such series (other than with respect to any provision relating to covenants that require the Company to repurchase, at the option of the holders, a series of senior unsecured notes in connection with a “change of control” triggering event); or

•	Make any change in the foregoing amendment and waiver provisions with respect to such series.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding senior unsecured notes of any series may on behalf of the holders of all senior unsecured notes of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding senior unsecured notes of any series may on behalf of the holders of all the senior unsecured notes of such series waive any past default under the indenture with respect to that series and its consequences, except a continuing default or Event of Default in the payment of the principal of, premium, if any, or interest, if any, on any senior unsecured note of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding senior unsecured note of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding senior unsecured notes of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary of the Company, as such, will have any liability for any obligations of the Company or any Subsidiary of the Company under the senior unsecured notes, the Subsidiary Guarantees or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of senior unsecured notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the senior unsecured notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture, the Subsidiary Guarantees and the senior unsecured notes will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

The indenture contains certain limitations on the rights of the trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign, in each case to the extent required by law.

The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that if an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care and skill of a prudent person in the conduct of such person’s affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holder of senior unsecured notes, unless such holder offers the trustee security and indemnity satisfactory to it against any loss, liability or expense. We and our subsidiaries from time to time maintain ordinary banking relationships and credit facilities with The Bank of New York Mellon Corporation and its affiliates.

Certain Defined Terms

Unless otherwise specified in the applicable prospectus supplement, set forth below are certain defined terms used in the indenture. Reference is made to the indenture and the applicable prospectus supplement for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any time of determination, the present value at that time of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value will be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Consolidated Net Tangible Assets” of any Person as of any date means the total assets of such Person and its Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of such Person and its Subsidiaries is available as of that date, minus all current liabilities of such Person and its Subsidiaries reflected on such balance sheet and minus total goodwill and other intangible assets of such Person and its Subsidiaries reflected on such balance sheet, all calculated on a consolidated basis in accordance with GAAP.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Domestic Subsidiary” means a Subsidiary of the Company (other than an Immaterial Subsidiary) that is organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Guarantors” means each Domestic Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the terms of the indenture, and their respective successors and assigns, provided, that upon the release and discharge of such Person from its guarantee in accordance with the Indenture, such Person shall cease to be a Guarantor.

“Immaterial Subsidiary” means, as of any date, any Subsidiary whose total assets, as of that date, are less than $20.0 million and whose total revenues for the most recent 12-month period do not exceed $20.0 million.

“Indebtedness” means, with respect to any Person, obligations of such Person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments). For the avoidance of doubt, bankers’ acceptances and obligations of a Person under currency exchange or interest rate swap agreements (or other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or interest rates) are not Indebtedness.

“Issue Date” means, with respect to each series of senior unsecured notes, the date such series of senior unsecured notes are issued.

“Lien” means any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or other entity, government or any agency or political subdivision thereof.

“Principal Property” means any building, structure or other facility located within the United States (other than its territories and possessions) and owned by the Company or any Wholly Owned Domestic Subsidiary, the book value of which is not less than 0.5% of the Company’s Consolidated Net Tangible Assets. For purposes of this definition, book value will be measured at the time the relevant Lien is being created or, in the case of any Lien incurred pursuant to clause (10) of the definition of “Permitted Liens”, at the time the relevant secured Indebtedness is deemed to be incurred.

The term “Principal Property,” as defined above, will not include any of the assets of our Subsidiaries that are not Wholly Owned Domestic Subsidiaries, and will also not include many of our domestic buildings, structures and other facilities, since many of those buildings, structures and facilities do not meet the minimum book value threshold specified in the definition.

“SEC” means the Securities and Exchange Commission or any successor agency.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary which is a “significant subsidiary” within the meaning of Rule 405 under the Securities Act.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person: (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (2) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

“Wholly Owned Domestic Subsidiary” means, with respect to any Person, any Domestic Subsidiary of such Person, the capital stock of which is 100% owned and controlled, directly or indirectly through one or more other Wholly Owned Domestic Subsidiaries, by such Person.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus in any of the following ways:

•	directly to one or more purchasers;

•	through agents;

•	through underwriters, brokers or dealers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

The validity of the senior unsecured notes offered by this prospectus and any prospectus supplement will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Counsel for any underwriters, agents or dealers will be named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the sale and distribution of the securities being registered.

SEC Registration Fee	*
Rating Agency Fees	*
Accounting Fees and Expenses	*
Legal Fees and Expenses	*
Printing Expenses	*
Trustee’s Fees and Expenses	*
Blue Sky Fees and Expenses	*
Miscellaneous	*
Total	*

*	All fees and expenses are calculated based on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time. The registration fee will be calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Item 15.	Indemnification of Directors and Officers

DELAWARE

Delaware Corporations

L-3 Communications Corporation, Broadcast Sports Inc., L-3 Communications AIS GP Corporation, L-3 Communications Avionics Systems, Inc., L-3 Communications Electron Technologies, Inc., L-3 Communications ESSCO, Inc., L-3 Communications Foreign Holdings, Inc., L-3 Communications Investments Inc., L-3 Communications Klein Associates, Inc., L-3 Communications Security and Detection Systems, Inc., L-3 Applied Technologies, Inc., L-3 Domestic Holdings, Inc., L-3 Fuzing and Ordnance Systems, Inc., L-3 National Security Solutions, Inc., L-3 Tactical Systems, Inc., L-3 Unidyne, Inc., Pac Ord Inc., Power Paragon, Inc., SPD Electrical Systems, Inc. and SPD Switchgear, Inc. are Delaware corporations.

Section 145 of the General Corporation Law of the State of Delaware (“DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if the person acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto validly approved by stockholders to limit or eliminate the personal liability of the members of its board of directors for violations of the directors’ fiduciary duty of care.

The Certificate of Incorporation of each of the following entities provides that the corporation shall indemnify its directors and officers to the full extent possible under the DGCL: L-3 Communications Klein Associates, Inc., L-3 Communications Security and Detection Systems, Inc. and L-3 Fuzing and Ordnance Systems, Inc.

The Bylaws of each of the following entities provide that the corporation shall indemnify its directors and officers to the full extent possible under the DGCL: L-3 Communications Corporation, Broadcast Sports, Inc., L-3 Communications AIS GP Corporation, L-3 Communications Avionics Systems, Inc., L-3 Communications Electron Technologies, Inc., L-3 Communications ESSCO, Inc., L-3 Communications and Foreign Holdings, Inc., L-3 Communications Investments Inc., L-3 Communications Security and Detection Systems, Inc., L-3 Applied Technologies, Inc., L-3 Domestic Holdings, Inc., L-3 National Security Solutions, Inc., L-3 Tactical Systems, Inc., L-3 Unidyne, Inc., Pac Ord Inc., Power Paragon, Inc., SPD Electrical Systems, Inc. and SPD Switchgear, Inc.

The Certificate of Incorporation of each of the following entities provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except as otherwise provided by the DGCL: L-3 Communications Corporation, Broadcast Sports, Inc., L-3 Communications ESSCO, Inc., L-3 Communications Foreign Holdings, Inc., L-3 Communications Security and Detection Systems, Inc., L-3 Applied Technologies, Inc., L-3 Domestic Holdings, Inc., L-3 National Security Solutions, Inc., L-3 Tactical Systems, Inc., L-3 Unidyne, Inc., Pac Ord Inc., Power Paragon, Inc., SPD Electrical Systems, Inc. and SPD Switchgear, Inc.

Delaware Limited Liability Companies

L-3 Communications Flight Capital LLC, L-3 Communications Flight International Aviation LLC, L-3 Communications Germany Holdings, LLC, L-3 Communications Vector International Aviation LLC and L-3 Communications Vertex Aerospace LLC are Delaware limited liability companies.

Section 18-108 of the Delaware Limited Liability Company Act (“DE LLCA”) empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of a limited liability company or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in the entity’s limited liability company agreement. However, to the extent that the limited liability company agreement seeks to restrict or limit the liabilities of such person, Section 18-1101 of the DE LLCA prohibits it from limiting or eliminating liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

The Limited Liability Company Agreement of each of the following entities provides that the corporation shall indemnify its directors and officers to the full extent possible under the DE LLCA: L-3 Communications Flight Capital LLC, L-3 Communications Flight International Aviation LLC, L-3 Communications Vector International Aviation LLC and L-3 Communications Vertex Aerospace LLC.

The Limited Liability Company Agreement of each of the following entities provides that a member shall not have any liability for the obligations or liabilities of the company except to the extent provided in the DE LLCA: L-3 Communications Flight Capital LLC, L-3 Communications Flight International Aviation LLC, L-3 Communications Germany Holdings, LLC, L-3 Communications Vector International Aviation LLC and L-3 Communications Vertex Aerospace LLC.

Delaware Limited Partnerships

L-3 Communications Integrated Systems L.P. is a Delaware limited partnership.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act (“DE RULPA”) provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. However, to the extent that the partnership agreement seeks to restrict or limit the liabilities of such person, Section 17-1101 of the DE RULPA prohibits it from limiting or eliminating liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

ARIZONA

Electrodynamics, Inc. is an Arizona corporation.

Section 10-851 of the Arizona Revised Statutes (“ARS”) authorizes a corporation to indemnify a director made a party to a proceeding in such capacity, provided that (1) the individual’s conduct was in good faith; and (2) the individual reasonably believed that (a) in the case of conduct in an official capacity with the corporation, the conduct was in the best interests of the corporation; and (b) in all other cases, the conduct was at least not opposed to the corporation’s best interests; and (3) in the case of any criminal proceedings, the individual had no reasonable cause to believe the conduct was unlawful. Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. Additionally, a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper financial benefit to the director in which the director was adjudged liable on the basis that financial benefit was improperly received by the director.

Unless otherwise limited by its articles of incorporation, Section 10-854 of the ARS requires a corporation to indemnify (a) an outside director whose conduct was in good faith and, in the case of conduct in an official capacity with the corporation, who reasonably believed that the conduct was in the best interests of the corporation and, in all other cases, who reasonably believed that the conduct was at least not opposed to its best interests, and, in the case of any criminal proceedings, the director had no reasonable cause to believe the conduct was unlawful and (b) a director who was the prevailing party, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation, against reasonable expenses incurred by the director in connection with the proceeding.

Section 10-856 of the ARS provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because the individual is or was an officer of the corporation to the same extent as a director.

The Bylaws of Electrodynamics, Inc. provide that the corporation shall indemnify its directors and officers to the full extent possible under Section 10 of the ARS.

CALIFORNIA

Interstate Electronics Corporation, L-3 Communications Dynamic Positioning and Control Systems, Inc., L-3 Communications MariPro, Inc. and L-3 Communications Sonoma EO, Inc. are California corporations.

Section 317 of the California Corporations Code provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or on behalf of the corporation to obtain a judgment in its favor, because such person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. In the case of actions by or on behalf of a corporation to obtain a judgment in its favor, a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to such proceeding because such person is or was the corporation’s agent, against expenses actually and reasonably incurred if the person acted in good faith in a manner the person believed to be in the best interests of the corporation and its shareholders, except that no such indemnification may be made for claims as to which the person shall have been adjudged to be liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, unless and then only to the extent a court determines otherwise.

The Articles of Incorporation of L-3 Communications MariPro, Inc. provide that the corporation shall indemnify its directors and officers to the full extent possible under the California Corporations Code.

The Bylaws of each of the following entities provide that the corporation shall indemnify its directors and officers to the full extent possible under the California Corporations Code: Interstate Electronics Corporation, L-3 Communications Dynamic Positioning and Control Systems, Inc., L-3 Communications MariPro, Inc. and L-3 Communications Sonoma EO, Inc.

The Articles of Incorporation of each of the following entities provide that the liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law: L-3 Communications MariPro, Inc. and L-3 Communications Sonoma EO, Inc.

FLORIDA

Funa International, Inc., L-3 Communications EO/IR, Inc. and L-3 G.A. International, Inc. are Florida corporations.

Section 607.0850(1) of the Florida Business Corporation Act (“FBCA”) empowers a corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 607.0850(2) of the FBCA empowers a corporation to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

The Articles of Incorporation of L-3 Communications EO/IR, Inc. provide that the corporation shall indemnify its directors and officers to the full extent possible under the laws of the State of Florida.

The Bylaws of Funa International, Inc. provide that the corporation shall indemnify its directors and officers to the full extent possible under the laws of the State of Florida.

MARYLAND

L-3 Chesapeake Sciences Corporation is a Maryland corporation.

Under Section 2-418 of the Maryland General Corporation Law (“MDGCL”), a Maryland corporation may indemnify any director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is a present or former director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company, other enterprise or employee benefit plan. Such indemnification may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with the proceeding unless it is established that (a) the act or omission of the director was material to the matter giving rise to the proceeding and (i) was committed in bad faith; or (ii) was the result of active and deliberate dishonesty; or (b) the director actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal proceeding, the director had reasonable cause to believe his act or omission was unlawful. However, the corporation may not indemnify any director in connection with a proceeding by or in the right of the corporation if the director has been adjudged to be liable to the corporation. A director who has been successful in the defense of any proceeding described above shall be indemnified against reasonable expenses incurred in connection with the proceeding. The corporation may not indemnify a director in respect of any proceeding charging improper personal benefit to the director in which the director was adjudged to be liable on the basis that personal benefit was improperly received. The corporation may not indemnify a director or advance expenses for a proceeding brought by the director against the corporation except if the proceeding is brought to enforce indemnification by the corporation or if the corporation’s charter or bylaws, a board resolution or an agreement approved by the board of directors of the corporation provides otherwise. Notwithstanding the above provisions, a court of appropriate jurisdiction, upon application of the director, may order indemnification if it determines that in view of all the relevant circumstances, the director is fairly and reasonably entitled to indemnification; however, indemnification with respect to any proceeding by or in the right of the corporation or in which liability was adjudged on the basis that personal benefit was improperly received shall be limited to expenses. A corporation may advance reasonable expenses to a director under certain circumstances, including a written undertaking by or on behalf of such director to repay the amount if it shall ultimately be determined that the standard of conduct necessary for indemnification by the corporation has not been met.

A corporation may indemnify and advance expenses to an officer of the corporation to the same extent that it may indemnify directors under Section 2-418 of the MDGCL.

The indemnification and advancement of expenses provided by the MDGCL are not exclusive of any other rights, by indemnification or otherwise, to which a director or officer may be entitled under the charter, bylaws, a resolution of shareholders or directors, an agreement or otherwise.

A corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer, whether or not the corporation would have the power to indemnify a director or officer against liability under the provision of Section 2-418 of the MDGCL. Further, a corporation may provide similar protection, including a trust fund, letter of credit or surety bond, not inconsistent with the MDGCL.

The Articles of Incorporation of L-3 Chesapeake Sciences Corporation provide that the corporation shall indemnify its directors and officers to the full extent possible under the laws of the State of Maryland.

The Articles of Incorporation of L-3 Chesapeake Sciences Corporation provide that the liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under the laws of the State of Maryland.

NEW JERSEY

L-3 Communications Mobile-Vision, Inc. is a New Jersey corporation.

Section 14A:3-5 of the New Jersey Business Corporation Act (“NJBCA”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a corporate agent (i.e., a director, officer, employee or agent of the corporation or a director, officer, trustee, employee or agent of another corporation or enterprise serving as such at the request of the indemnifying corporation), against reasonable costs (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe that such conduct was unlawful. Section 14A:3-5 of the NJBCA also empowers a corporation to indemnify a corporate agent against reasonable costs (including attorneys’ fees) incurred by him in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves such corporate agent by reason of the fact that he is or was a corporate agent if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Superior Court of New Jersey or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

To the extent that a corporate agent has been successful in the defense of any action, suit or proceeding referred to above, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) incurred by him in connection therewith. Section 14A:3-5 further provides that indemnification provided for by Section 14A:3-5 shall not be deemed exclusive of any rights to which the indemnified party may be entitled. The NJBCA also empowers a corporation to purchase and maintain insurance on behalf of any corporate agent against any liability asserted against him or expenses incurred by him by reason of his being or having been a corporate agent whether or not the corporation would have the power to indemnify him against such liabilities and expenses under NJBCA Section 14A:3-5.

NEVADA

L-3 Communications Westwood Corporation is a Nevada corporation.

Section 78.7502 of the Nevada Revised Statutes (“NRS”) allow a company to indemnify its officers, directors, employees and agents from any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation. Indemnification may only occur if a determination has been made that the officer, director, employee or agent acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Unless ordered by a court or expenses are advanced pursuant to Section 78.751(2) of the NRS, a determination of discretionary indemnification may be made by the shareholders; the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding; by opinion of independent legal counsel if ordered by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

The Articles of Incorporation and the Bylaws of L-3 Communications Westwood Corporation provide that the corporation shall indemnify its directors and officers to the full extent possible under the corporate laws of the State of Nevada.

The Bylaws of L-3 Communications Westwood Corporation provide that a director or officer shall have no personal or individual liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer to the fullest extent permitted by law.

OHIO

L-3 Communications Cincinnati Electronics Corporation is an Ohio corporation.

Section 1701.13(E) of the Ohio Revised Code (“ORC”) gives a corporation incorporated under the laws of Ohio authority to indemnify or agree to indemnify its directors and officers against certain liabilities they may incur in such capacities in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action brought by or in the right of the corporation, provided that the director or officer acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action or suit by or in the right of the corporation, the corporation may indemnify or agree to indemnify its directors and officers against certain liabilities they may incur in such capacities, provided that the director or officer acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation, except that an indemnification shall not be made in respect of (a) any claim, issue or matter as to which the person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court of common pleas or the court in which the action or suit was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for expenses that the court considers proper or (b) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the ORC relating to unlawful loans, dividends and distribution of assets.

The Code of Regulations of L-3 Communications Cincinnati Electronics Corporation provides that the corporation shall indemnify its directors and officers to the full extent possible under the laws of the State of Ohio.

TEXAS

L-3 Unmanned Systems, Inc. is a Texas corporation.

Section 8.101 of the Texas Business Organizations Code (“TXBOC”) authorizes a Texas corporation to indemnify a governing person, former governing person or delegate who was, is, or is threatened to be made a respondent in a proceeding, including any threatened, pending or completed action or other proceeding, whether civil, criminal, administrative, arbitrative or investigative. The TXBOC provides that indemnification is permitted only if it is determined in accordance with the TXBOC that the person (1) acted in good faith; (2) reasonably believed (a) in the case of conduct in the person’s official capacity, that the person’s conduct was in the corporation’s best interests; and (b) in any other case, that the person’s conduct was not opposed to the corporation’s best interests; and (3) in the case of any criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful. A governing person, former governing person or delegate may be indemnified under Section 8.101 of the TXBOC against judgments and expenses that are reasonably and actually incurred by the person (including court costs and reasonable attorneys’ fees), but if the person is found liable to the corporation or is found liable on the basis that the person improperly received a personal benefit, the indemnification is limited to reasonable expenses actually incurred and shall not be made in respect of any proceeding in which the person has been found liable for willful or intentional misconduct in the performance of the person’s duty to the corporation. A corporation is obligated under Section 8.051 of the TXBOC to indemnify a governing person, former governing person or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. A corporation is obligated to indemnify an officer to the same extent required under the TXBOC for a governing person. Under Sections 8.105 and 8.151 of the TXBOC a corporation may (1) indemnify and advance expenses to a person who is not a governing person, including an officer, employee or agent, to the extent consistent with other law, as may be provided by the corporation’s articles of incorporation, bylaws, action of its board of directors, contract or common law and (2) purchase and maintain insurance or another arrangement on behalf of an existing or former governing person, delegate or such other person identified in (1) above against any liability asserted against and incurred by the person in that capacity or arising out of the person’s status in that capacity.

The Articles of Incorporation and the Bylaws of L-3 Unmanned Systems, Inc. provide that the corporation shall indemnify its directors and officers to the full extent possible under the laws of the State of Texas.

The Articles of Incorporation of L-3 Unmanned Systems, Inc. provide that the liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under the laws of the State of Texas.

VIRGINIA

Titan Facilities, Inc. is a Virginia corporation.

Section 13.1-697 of the Virginia Stock Corporation Act (“VASCA”) empowers a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director (1) in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard in the preceding sentence; or (2) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a corporation must indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Under the VASCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a signed written affirmation of his good faith belief that he has met the standard of conduct described in Section 13.1-697 of the VASCA; and (2) the director furnishes the corporation a signed written undertaking, executed personally or on his behalf, to repay the advance if the director is not entitled to mandatory indemnification under Section 13.1-698 of the VASCA and it is ultimately determined that he did not meet the relevant standard of conduct. Unless a corporation’s articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer of the corporation to the same extent as to a director. A corporation may also purchase and maintain on behalf of a director or officer insurance against liabilities incurred by him in that capacity or arising from his status as a director or officer, whether or not the corporation would have the power to indemnify him against the same liability under the VASCA.

The Articles of Incorporation of Titan Facilities, Inc. provide that the corporation shall indemnify its directors and officers to the full extent possible under the laws of the State of Virginia.

LIABILITY INSURANCE

On behalf of itself and all of its subsidiary guarantors, the Company has directors’ and officers’ liability insurance policies, with coverage, in the aggregate, of up to $200 million, subject to various deductibles and exclusions from coverage.

Item 16.	Exhibits

1.1*	Form of Underwriting Agreement.
4.1	Indenture, dated as of May 21, 2010, among L-3 Communications, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to L-3 Holdings and L-3 Communications’ Current Report on Form 8-K filed on May 24, 2010).
4.2*	Form of Supplemental Indenture.
4.3*	Form of Senior Unsecured Notes (to be included in the Form of Supplemental Indenture to be filed as Exhibit 4.2).
5.1	Opinion of Simpson Thacher & Bartlett LLP (filed herewith).
12.1	Computation of ratios of earnings to fixed charges (incorporated herein by reference to Exhibit 12 to L-3 Holdings and L-3 Communications’ Annual Report on Form 10-K filed on February 27, 2013 and Exhibit 12 to L-3 Holdings and L-3 Communications’ Quarterly Report on Form 10-Q filed on May 7, 2013).
23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP (filed herewith).
24.1	Powers of Attorney (included on the signature pages to this registration statement).
25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, for the Senior Unsecured Notes (filed herewith).

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

Item 17.	Undertakings

Each of the undersigned registrants hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or the prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act, each filing of such registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 8th day of May, 2013.

L-3 COMMUNICATIONS CORPORATION

By:	/s/ Steven M. Post
Name: Steven M. Post
Title: Senior Vice President, General Counsel and Corporate Secretary

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby authorizes each of Michael T. Strianese, Ralph G. D’Ambrosio and Steven M. Post, each with full power of substitution, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this registration statement and any subsequent registration statement filed pursuant to Rule 462 under the Securities Act of 1933 and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this registration statement and any such subsequent registration statement as L-3 deems appropriate, and appoints each of Michael T. Strianese, Ralph G. D’Ambrosio and Steven M. Post, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this registration statement and any such subsequent registration statement and to file same, with exhibits thereto, and other documents in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on May 8, 2013.

Signature	Title

/s/ Michael T. Strianese	Chairman, President and Chief Executive Officer
Michael T. Strianese	(Principal Executive Officer) and Director

/s/ Ralph G. D’Ambrosio	Senior Vice President and Chief Financial Officer
Ralph G. D’Ambrosio	(Principal Financial Officer)

/s/ Dan Azmon
Dan Azmon	Vice President, Controller and Principal Accounting Officer

/s/ Robert B. Millard
Robert B. Millard	Director

/s/ Claude R. Canizares
Claude R. Canizares	Director

/s/ Thomas A. Corcoran
Thomas A. Corcoran	Director

Signature	Title

/s/ Lewis Kramer
Lewis Kramer	Director

Lloyd W. Newton	Director

/s/ Vincent Pagano Jr.
Vincent Pagano Jr.	Director

H. Hugh Shelton	Director

Arthur L. Simon	Director

Alan H. Washkowitz	Director

John P. White	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 8th day of May, 2013.

BROADCAST SPORTS INC.

ELECTRODYNAMICS, INC.

FUNA INTERNATIONAL, INC.

INTERSTATE ELECTRONICS CORPORATION

L-3 APPLIED TECHNOLOGIES, INC.

L-3 DOMESTIC HOLDINGS, INC.

L-3 NATIONAL SECURITY SOLUTIONS, INC.

L-3 TACTICAL SYSTEMS, INC.

L-3 UNIDYNE, INC.

L-3 CHESAPEAKE SCIENCES CORPORATION

L-3 COMMUNICATIONS AIS GP CORPORATION

L-3 COMMUNICATIONS AVIONICS SYSTEMS, INC.

L-3 COMMUNICATIONS CINCINNATI ELECTRONICS CORPORATION

L-3 COMMUNICATIONS DYNAMIC POSITIONING AND CONTROL SYSTEMS, INC.

L-3 COMMUNICATIONS ELECTRON TECHNOLOGIES, INC.

L-3 COMMUNICATIONS EO/IR, INC.

L-3 COMMUNICATIONS ESSCO, INC.

L-3 COMMUNICATIONS FLIGHT CAPITAL LLC

L-3 COMMUNICATIONS FLIGHT INTERNATIONAL AVIATION LLC

L-3 COMMUNICATIONS FOREIGN HOLDINGS, INC.

L-3 COMMUNICATIONS GERMANY HOLDINGS, LLC

L-3 COMMUNICATIONS INVESTMENTS INC.

L-3 COMMUNICATIONS KLEIN ASSOCIATES, INC.

L-3 COMMUNICATIONS MARIPRO, INC.

L-3 COMMUNICATIONS MOBILE-VISION, INC.

L-3 COMMUNICATIONS SECURITY AND DETECTION SYSTEMS, INC.

L-3 COMMUNICATIONS SONOMA EO, INC.

L-3 COMMUNICATIONS VECTOR INTERNATIONAL AVIATION LLC

L-3 COMMUNICATIONS VERTEX AEROSPACE LLC

L-3 COMMUNICATIONS WESTWOOD CORPORATION

L-3 FUZING AND ORDNANCE SYSTEMS, INC.

L-3 G.A. INTERNATIONAL, INC.

L-3 UNMANNED SYSTEMS, INC.

PAC ORD INC.

POWER PARAGON, INC.

SPD ELECTRICAL SYSTEMS, INC.

SPD SWITCHGEAR INC.

TITAN FACILITIES, INC.

By:	/s/ Steven M. Post
Name: Steven M. Post
Title: Senior Vice President, Secretary

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby authorizes each of Michael T. Strianese, Ralph G. D’Ambrosio and Steven M. Post, each with full power of substitution, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this registration statement and any subsequent registration statement filed pursuant to Rule 462 under the Securities Act of 1933 and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this registration statement and any such subsequent registration statement as L-3 deems appropriate, and appoints each of Michael T. Strianese, Ralph G. D’Ambrosio and Steven M. Post, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this registration statement and any such subsequent registration statement and to file same, with exhibits thereto, and other documents in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on behalf of the above-named registrants by the following persons in the capacities indicated on May 8, 2013.

Signature	Title

/s/ Michael T. Strianese
Michael T. Strianese	Principal Executive Officer

/s/ Ralph G. D’Ambrosio	Principal Financial Officer
Ralph G. D’Ambrosio	(Principal Accounting Officer)

/s/ Steven M. Post
Steven M. Post	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 8th day of May, 2013.

L-3 COMMUNICATIONS INTEGRATED SYSTEMS L.P.

By:	L-3 COMMUNICATIONS AIS GP CORPORATION, as General Partner

By:	/s/ Steven M. Post
Name: Steven M. Post
Title: Senior Vice President, Secretary

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby authorizes each of Michael T. Strianese, Ralph G. D’Ambrosio and Steven M. Post, each with full power of substitution, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this registration statement and any subsequent registration statement filed pursuant to Rule 462 under the Securities Act of 1933 and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this registration statement and any such subsequent registration statement as L-3 deems appropriate, and appoints each of Michael T. Strianese, Ralph G. D’Ambrosio and Steven M. Post, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this registration statement and any such subsequent registration statement and to file same, with exhibits thereto, and other documents in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on May 8, 2013.

Signature	Title

/s/ Michael T. Strianese
Michael T. Strianese	Principal Executive Officer

/s/ Ralph G. D’Ambrosio	Principal Financial Officer
Ralph G. D’Ambrosio	(Principal Accounting Officer)

/s/ Steven M. Post
Steven M. Post	Director

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
4.1	Indenture, dated as of May 21, 2010, among L-3 Communications, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to L-3 Holdings and L-3 Communications’ Current Report on Form 8-K filed on May 24, 2010).
4.2*	Form of Supplemental Indenture.
4.3*	Form of Senior Unsecured Notes (to be included in the Form of Supplemental Indenture to be filed as Exhibit 4.2).
5.1	Opinion of Simpson Thacher & Bartlett LLP (filed herewith).
12.1	Computation of ratios of earnings to fixed charges (incorporated herein by reference to Exhibit 12 to L-3 Holdings and L-3 Communications’ Annual Report on Form 10-K filed on February 27, 2013 and Exhibit 12 to L-3 Holdings and L-3 Communications’ Quarterly Report on Form 10-Q filed on May 7, 2013).
23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP (filed herewith).
24.1	Powers of Attorney (included on the signature pages to this registration statement).
25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, for the Senior Unsecured Notes (filed herewith).

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.